Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65789 of Dollar General Corporation on Form S-8 of our report dated May 12, 2000, appearing in the Annual Report on Form 11-K of the Dollar General Corporation 401(k) Savings and Retirement Plan for the year ended December 31, 1999.

/s/  DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 27, 2000